UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

320 West 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

462 7th Avenue, 4th Floor

New York, NY 10018

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 19, 2015, Snap Interactive, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Executive Employment Agreement with Alexander Harrington, the Company’s Chief Financial Officer and Chief Operating Officer, dated February 28, 2014.

The Amendment increased Mr. Harrington’s annual base salary to $265,000 per year, which is subject to annual review and may be increased, but not decreased, in the sole discretion of the Board of Directors of the Company. Additionally, the Amendment revised the annual incentive bonus terms to provide that Mr. Harrington will be eligible to receive an annual incentive bonus for 2015 of $145,000 based on the achievement of the following criteria: (i) 50% of the annual incentive bonus is payable if Mr. Harrington remains employed with the Company on the date that the annual incentive bonus is paid and (ii) 50% of the annual incentive bonus is payable if the aggregate sum of the Company’s cash flow from operating activities for the period beginning July 1, 2015 and ending December 31, 2015 equals or exceeds $600,000, provided that Mr. Harrington remains employed with the Company on the date that the annual incentive bonus is paid. The Amendment also provides that the annual incentive bonus shall be paid during the Company’s annual review period in 2016.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Executive Employment Agreement, effective as of March 19, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2015

SNAP INTERACTIVE, INC.

		By:	/s/ Clifford Lerner
Clifford Lerner
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Executive Employment Agreement, effective as of March 19, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.